Exhibit 3.108

EMERGENCY MEDICINE EDUCATION SYSTEMS, INC.

BYLAWS

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of the corporation shall be located at such place within the State of Texas as the Board of Directors may from time to time determine. The initial registered office of the corporation shall be as specified in the Articles of Incorporation of the corporation.

Section 1.02 Other Offices. The corporation may also have offices at such other places, either within or without the State of Texas, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01 Location. All annual meetings of shareholders shall be held at the offices of the corporation in the City of Irving, County of Dallas, State of Texas, or at such other place, within or without the State of Texas, as may be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. All special meetings of shareholders shall be held at such location, within or without the State of Texas, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02 Annual Meetings. Annual meetings of shareholders shall be held at such time and date as may be designated by the Board of Directors, at which the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 2.03 Special Meetings. Special meetings of the shareholders may be called by the president, the board of directors or the holders of not less than one-tenth (1/10) of all shares entitled to vote at the meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 2.04 Notice. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting.

Section 2.05 Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the articles of incorporation in accordance with Article 2.28 of Texas Business Corporation Act, as amended (the “TBCA”). Unless otherwise provided in the articles of incorporation, once a quorum is present at a meeting of the shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the articles of incorporation, the shareholders represented in person or by proxy at any meeting of the shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called.

Section 2.06 Votes Required for Action. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided by the articles of incorporation in accordance with Article 2.28 of the TBCA. Unless otherwise provided in the articles of incorporation in accordance with Article 2.28 of the TBCA, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Section 2.07 Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the articles of incorporation or the TBCA.

Section 2.08 Proxies. A shareholder may vote in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 2.09 List of Shareholders. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

Section 2.10 Closing of Share Transfer Records and Fixing Record Date for Matters Other than Consents to Action. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of the shareholders), the board of directors may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or given or the date on which the resolutions of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

Section 2.11 Fixing Record Dates for Consents to Action. Unless a record date shall previously have been fixed or determined pursuant to Section 2.10 or this Section 2.11 of these bylaws, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of the shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded, with such delivery made by hand or by certified or registered mail, return receipt requested, and in the case of delivery to the corporation’s principal place of business, with such delivery addressed to the president of the corporation. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

Section 2.12 Action Without Meeting.

(1) Any action required by law to be taken at a meeting of the shareholders, and/or any action that may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

(2) Every written consent of the shareholders shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation as provided below, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the shareholders are recorded. Such delivery shall be made by hand or by certified or registered mail, return receipt requested, and in the case of delivery to the corporation’s principal place of business, shall be addressed to the president of the corporation.

(3) A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photostatic, facsimile or other similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for the purposes of this Section.

(4) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

Section 2.13 Telephone Meetings. Shareholders may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.14 Minutes. The shareholders shall keep regular minutes of their proceedings, and such minutes shall be placed in the minute book of the corporation.

ARTICLE III

DIRECTORS

Section 3.01 Management. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

Section 3.02 Number; Election; Term; Qualification; Removal. The number of directors of the corporation shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, that no director’s term shall be shortened by reason of a resolution reducing the number of directors; and. further provided that the number of directors constituting the initial board of directors shall be two (2), and shall remain at such number unless and until changed by resolution of the board of directors as aforesaid. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.03, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the corporation. Any director may be removed at any time, with or without cause, at a special meeting of the shareholders called for that purpose.

Section 3.03 Resignations; Vacancies. A director may resign at any time by giving written notice to the board of directors. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors (or by the sole remaining director) though less than a quorum of the board of directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose; provided, however, that if the vacancy is caused by reason of an increase in the number of directors, the board of directors may vote to fill not more than two such directorships during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

Section 3.04 Location of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

Section 3.05 First Meeting of New Board. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.06 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

Section 3.07 Special Meetings. Special meetings of the board of directors may be called by the president and shall be called by the secretary on the written request of two (2) directors. Written notice of special meetings of the board of directors shall be given to each director at least three (3) days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 3.08 Quorum; Votes Required. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law or the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

Section 3.09 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the board of directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting of the board of directors or the committee, as the case may be, duly called and held.

Section 3.10 Telephone Meetings. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.11 Committees of Directors. The board of directors, by resolution adopted by a majority of the whole board, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except where the action of the board of directors is required, or the authority of such committee is limited, by statute. The number of members on each committee may be increased or decreased from time to time by resolution of the board of directors. Any member of any committee may be removed from such committee at any time by resolution of the board of directors. Vacancies in the membership of a committee (whether by death, resignation, removal or otherwise) may be filled by resolution of the board of directors. The time, place and notice (if any) of meetings of any committee shall be determined by such committee. At meetings of any committee, a majority of the number of members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute, the articles of incorporation, or these bylaws. If a quorum is not present at a meeting of any committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Each committee shall keep regular minutes of its proceedings and report the same to the board when required. The designation of any such committee of the board of directors and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 3.12 Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees of the board may be allowed like compensation for attending committee meetings.

Section 3.13 Minutes. The board of directors shall keep regular minutes of its proceedings, and such minutes shall be placed in the minute book of the corporation.

ARTICLE IV

NOTICES

Section 4.01 General. Notices to shareholders, directors and committee members shall be in writing and may be delivered personally or mailed by U.S. mail, postage prepaid, to the shareholders, directors or committee members, respectively, at their addresses appearing on the books and share transfer records of the corporation. Notice to shareholders shall be deemed to be given at the time when the same shall be so delivered or mailed. Notice to directors and committee members may also be given by nationally recognized overnight delivery or courier service, facsimile transmission or telegram, and shall be deemed given when such notice shall be received by the proper recipient or, if earlier, (i) in the case of an overnight delivery or courier service, one (1) day after such notice is sent by such overnight delivery or courier service; (ii) in the case of telegraph, when deposited at a telegraph office for transmission and all appropriate fees therefor have been paid; and (iii) in the case of mailing by U.S. mail, three (3) days after such notice is mailed as described above.

Section 4.02 Waivers. Whenever any notice is required to be given to any shareholder, director or committee member under the provisions of law or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.03 Attendance as Waiver. Attendance of a director or member of a committee at a meeting shall constitute a waiver of notice of such meeting, except where a director or committee member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.04 Omission of Notice to Shareholders. Any notice required to be given to any shareholder under any provision of the TBCA, the articles of incorporation or these bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12) month period have been mailed to that person, addressed at his address as shown on the share transfer records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

ARTICLE V

OFFICERS

Section 5.01 General. The officers of the corporation shall consist of a president and a secretary and may also include a chairman of the board, a vice-chairman of the board, one or more vice presidents, one or more assistant secretaries, and a treasurer and one or more assistant treasurers, each of whom shall be elected by the board of directors. The chairman and vice-chairman of the board, if any, shall each be members of the board of directors, but no other officers of the corporation need be a director. Any two or more offices may be held by the same person.

Section 5.2 Election of Officers; Salaries. At the first meeting of the board of directors after each annual meeting of shareholders, the board of directors shall choose a president and a secretary. Such other officers and assistant officers and agents as may be deemed necessary may also be elected or appointed by the board of directors. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.03 Term of Office. The officers of the corporation shall hold office until their respective successors are chosen and qualify. Any officer or agent who is elected or appointed by the board of directors may be removed by the board of directors at any time, if, in the judgment of the board of directors, the best interests of the corporation will be served thereby; provided, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation (whether by death, resignation, removal or otherwise) shall be filled by resolution of the board of directors.

Section 5.04 Chairman of the Board. The board of directors may, in its discretion, choose a director to serve as chairman of the board. The chairman of the board, if any, shall preside at meetings of the shareholders and of the board of directors, shall be an ex officio member of all committees, and shall have such other powers and perform such other duties as the board of directors may from time to time prescribe.

Section 5.05 Vice-Chairman of the Board. The board of directors may, in its discretion, choose a director to serve as vice-chairman of the board. The vice-chairman of the board, if any, shall in the absence of the chairman of the board perform the duties and exercise the powers of the chairman of the board, and shall perform such other duties and exercise such other powers as the board of directors may from time to time prescribe.

Section 5.06 President. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. In the event the board of directors shall not have designated a chairman of the board, or in the absence of the chairman of the board, the president shall preside at meetings of the shareholders and the board of directors. The president may sign and execute contracts, agreements and other documents on behalf of the corporation, and may sign and execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In addition, the president shall have such other powers and perform such other duties as shall be designated by the board of directors from time to time.

Section 5.07 Vice Presidents. The vice presidents, if any, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and exercise such other powers as the board of directors may from time to time prescribe.

Section 5.08 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary, the treasurer or an assistant treasurer.

Section 5.09 Assistant Secretaries. The assistant secretaries, if any, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and exercise such other powers as the board of directors may from time to time prescribe.

Section 5.10 Treasurer. The treasurer, if any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. In the absence of the election or appointment of a treasurer or any assistant treasurers by the board of directors, the duties of the office of treasurer shall be performed by the secretary of the Corporation. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings or when the board of directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 5.11 Assistant Treasurers. The assistant treasurers, if any, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and exercise such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

SHARES OF STOCK

Section 6.01 Certificates. The corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the president or a vice president, and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, that such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 6.02 Issuance; Payment. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value in the case of authorized but unissued shares) and to such persons as the board of directors may from time to time determine. Consideration for the issuance of shares may be paid in whole or in part, in money or other property, tangible or intangible, and/or by labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed fully paid and nonassessable.

Neither promissory notes nor future services shall constitute payment or part payment to the corporation for shares. In the absence of fraud in the transaction, the good faith determination of the board of directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share or shares until the consideration therefor has been fully paid.

Section 6.03 Shares of More than One Class. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office.

Section 6.04 Limitation of Preemptive Rights. If the corporation has by its articles of incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the corporation, every certificate representing shares issued by the corporation (1) shall conspicuously set forth upon the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation, or (2) shall conspicuously state on the face or back of the certificate (a) that there is on file in the office of the Secretary of State a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation, and (b) that the corporation will furnish a copy of such statement to any shareholder without charge upon written request to the corporation at its principal place of business or registered office.

Section 6.05 Signatures. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

Section 6.06 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.07 Transfer of Certificates. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.08 Restriction of Transfer of Shares. If the corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under any applicable state securities laws, the transfer of any such shares shall be restricted in accordance with the following legend, which shall be conspicuously set forth on the face or on the back of each certificate representing such shares:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the ‘Act’), or registered or qualified under the securities laws of any state, and the holder hereof cannot make any sale, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act and registered or qualified under any applicable state securities laws, or under such other circumstances as in the opinion of counsel for or satisfactory to the issuer shall not, at the time, require registration under the Act and/or registration or qualification under any state securities law. Also said shares are ‘restricted securities’ within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Act and may be subject to the limitations and reporting requirements of said rule upon resale or other disposition thereof.”

In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate a copy of the specified document without charge upon written request to the corporation at its principal place of business or registered office, or (b) if such document is one required or permitted by law to be and has been so filed, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

Section 6.09 Registered Holders of Shares. Unless otherwise provided in the TBCA, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business and Commerce Code, as amended:

(1) The corporation may regard the person in whose name any shares of the corporation are registered in the share transfer records of the corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 2.10 or 2.11 of these bylaws) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive rights with respect to those shares, entering into any agreements with respect to those shares in accordance with Articles 2.22 or 2.30 of the TBCA, or giving proxies with respect to those shares; and

(2) Neither the corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate representing those shares.

ARTICLE VII

INDEMNIFICATION

Section 7.01 General. The corporation shall indemnify persons for whom indemnification is permitted by the Texas Business Corporation Act to the fullest extent permissible under the Texas Business Corporation Act, and may purchase such indemnification insurance as the Board of Directors from time to time shall determine.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Dividends. The board of directors may declare and the corporation may pay dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

Section 8.02 Reserves. The board of directors may by resolution create a reserve or reserves out of surplus for any proper purpose or purposes, and may modify or abolish any such reserve in the same manner.

Section 8.03 Books and Records. The corporation shall keep books and records of account and shall keep minutes of the proceedings of all meetings of the shareholders, the board of directors and each committee of the board of directors. The corporation shall keep at its registered office or, whether within or outside the state of Texas, at its principal place of business or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders and the number and class of shares issued by the corporation held by each of them. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 8.04 Report to Shareholders. The board of directors must, when requested by the holders of at least one-third (1/3) of the outstanding shares of the corporation, present to the shareholders written reports giving a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet and income statement.

Section 8.05 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 8.06 Fiscal Year. The fiscal year of the corporation shall be fixed by the resolution of the board of directors.

Section 8.07 Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Texas.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.08 Construction. Whenever the context or circumstances so require, for all terms used herein the masculine shall include the feminine and neuter, and the singular shall include the plural, and vice versa. If any provision of these Bylaws shall be held illegal, invalid or inoperative, then, so far as is reasonable and possible (1) the remainder of the Bylaws shall be and remain legal, valid and operative and (2) effect shall be given the intent manifested by the provision held illegal, invalid or inoperative and to that end, such illegal, invalid or inoperative provision shall be deemed to have been replaced by a provision that is as similar to such illegal, invalid or inoperative provision as possible and still be legal, valid and operative.

Section 8.09 Headings. Headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation of the substantive provisions of these Bylaws.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01 General. These Bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shareholders present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting).